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Exhibit - 23.1 Consent of Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Mariner Health Group, Inc. on Form S-8 (Nos. 33-67628, 33-77762, 33-78880,
33-99642, and 333-2780) of our report dated February 10, 1998 on our audits of the financial statements of Mariner Health Group, Inc. and Subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report Form 10-K


Boston, Massachusetts                     /s/ Coopers & Lybrand L.L.P.
March 30, 1997